UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 30, 2012, Autoliv, Inc. (the “Company”) settled the purchase obligations under its 4,250,920 outstanding equity units by issuing approximately 5.8 million shares of its common stock to equity unit holders in exchange for $106,273,000, which was raised through the Company’s remarketing of its 8% Senior Notes due 2014, completed on March 15, 2012. Because the Company has satisfied all of its obligations under the equity units, the New York Stock Exchange will delist the equity units from trading on the NYSE and the Company will deregister the equity units under the Securities Exchange Act of 1934, as amended. The Company’s common stock continues to trade on the NYSE.

A copy of the press release issued by the Company announcing the settlement of the equity units is filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2012

AUTOLIV, INC.

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary